Exhibit 10.1:

FOURTH AMENDMENT TO CREDIT AGREEMENT
This Fourth Amendment to Credit Agreement (the “Fourth Amendment”) dated as of December 4, 2014, between Oil‑Dri Corporation of America (the “Company”) and BMO Harris Bank N.A. (the “Bank”).
PRELIMINARY STATEMENTS
A.    The Company, the Domestic Subsidiaries of the Company, and the Bank are parties to a Credit Agreement dated as of January 27, 2006 (as amended and restated from time to time, the “Credit Agreement”). All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in the Credit Agreement.
B.    The Company and the Bank have agreed to amend the Credit Agreement under the terms and conditions set forth in this Fourth Amendment.

SECTION 1.	AMENDMENTS.
Upon satisfaction of the conditions precedent contained in Section 3 below, the Credit Agreement shall be and hereby is amended as follows:
1.1.    The second sentence of Section 1.1 of the Credit Agreement (Revolving Credit) shall be amended and restated in its entirety to read as follows:
The Revolving Credit may be utilized by the Company in the form of loans (individually a “Loan” and collectively the “Loans”) and Letters of Credit, provided that (a) the aggregate principal amount of Loans and Letters of Credit outstanding at any one time shall not exceed $25,000,000 (the “Revolving Credit Commitment”, as such amount may be reduced pursuant to Section 3.4 hereof) and (b) as provided in Section 1.3(a), the aggregate amount of Letters of Credit issued and outstanding hereunder shall not at any one time exceed the U.S. Dollar Equivalent of $5,000,000.
1.2.    The fourth sentence of Section 1.1 of the Credit Agreement (Revolving Credit) shall be amended and restated in its entirety to read as follows:
The Loans shall be made against and evidenced by a single promissory note of the Company in the form (with appropriate insertions) attached hereto as Exhibit A (the “Note”) payable to the order of the Bank in the principal amount of $25,000,000.
1.3.    The definition of “Termination Date” set forth in Section 4.1 of the Credit Agreement (Definitions) shall be amended and restated in its entirety to read as follows:
“Termination Date” means December 4, 2019, or such earlier date on which the Revolving Credit Commitment is terminated in whole pursuant to Section 3.4, 8.2 or 8.3 hereof.
1.4.    Section 4.1 of the Credit Agreement (Definitions) is hereby further amended by adding in appropriate alphabetical order definitions of “Commodity Exchange Act,” “Excluded Swap Obligation,” “Qualified ECP Guarantor,” and “Swap Obligation”, each of which shall read as follows:
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Excluded Swap Obligation” means, with respect to any Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.
“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the relevant guarantee or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.
1.5.    Subsection (h) of Section 7.9 of the Credit Agreement (Acquisitions, Investments, Loans, Advances and Guaranties) shall be amended and restated in its entirety to read as follows:
(h)    Acquisitions of all or any substantial part of the assets or business of any other Person or division thereof engaged in the same or any related business, or of a majority of the voting stock of such a Person, provided that (i) no Default or Event of Default exists or would exist after giving effect to such Acquisition, (ii) the board of directors or other governing body of such Person whose Property, or voting stock or other interests in which, are being so acquired has approved the terms of such Acquisition, (iii) the Company shall have delivered to the Bank prior written notice of such Acquisition and, if a new Subsidiary results from such Acquisition, an updated Schedule 5.2, (iv) the sum of (1) the aggregate amount expended by the Company and its Subsidiaries as consideration for such Acquisition (and in any event (x) including as such consideration, any Indebtedness for Borrowed Money assumed or incurred as a result of such acquisition, and (y) excluding as such consideration, any equity securities issued by the Company as consideration for such Acquisition) and (2) the aggregate amount expended as consideration (including Indebtedness for Borrowed Money and excluding equity securities as aforesaid) for all other Acquisitions permitted under this Section 7.9(h) after November 1, 2014, on a cumulative basis does not exceed $45,000,000 in the aggregate, and (v) where the aggregate amount expended as consideration (including Indebtedness for Borrowed Money and excluding equity securities as aforesaid) for such Acquisition equals or exceeds $20,000,000, the Company shall have furnished to the Bank at such time reasonable details as to such Acquisition (including sources and uses of funds), historical financial information and pro forma financial forecasts of the Company on a consolidated basis after giving effect to the Acquisition and covenant compliance calculations reasonably satisfactory to the Bank (and, within 60 days after the date of any such Acquisition where the aggregate amount expended as consideration (including Indebtedness for Borrowed Money and excluding equity securities as aforesaid) for such Acquisition equals or exceeds $20,000,000, the Company shall provide the Bank a summary integration plan for the business being acquired); and
1.6.    The first sentence of Section 9.1 of the Credit Agreement (The Guarantees) is hereby amended by adding a new proviso at the end thereof that shall read as follows:
; provided, however, that, with respect to any Guarantor, Obligations consisting of Hedging Liability guaranteed by such Guarantor shall exclude all Excluded Swap Obligations.

1.7.    Section 9 of the Credit Agreement (The Guarantees) is hereby amended by adding a new Section 9.8 at the end thereof that shall read as follows:
Section 9.9.    Keepwell. Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by the Company and each other Guarantor to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until discharged in accordance with Section 9.3. Each Qualified ECP Guarantor intends that this Section constitute, and this Section shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of the Company and each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
1.8.    Exhibit A to the Credit Agreement shall be amended and restated in its entirety to read as set forth on Annex A attached hereto and made a part hereof.
1.9.    Schedule 5.2 to the Credit Agreement (Subsidiaries) shall be amended and restated in its entirety to read as set forth on Schedule 5.2 attached hereto and made a part hereof. To the extent the Company failed to timely notify the Bank of the formation or acquisition of one or more Subsidiaries now listed on Schedule 5.2 as required by Section 7.16 of the Credit Agreement, the Bank hereby waives any Default or Event of Default arising from such non-compliance with Section 7.16 but only for periods ending prior to the date hereof. This waiver is limited to the matter and for the period expressly set forth above.

SECTION 2.	REPRESENTATIONS.
In order to induce the Bank to execute and deliver this Fourth Amendment, the Company hereby represents and warrants to the Bank that, after giving effect to the amendments and waiver set forth in Section 1 above, (a) each of the representations and warranties set forth in Section 5 of the Credit Agreement is true and correct on and as of the date of this Fourth Amendment as if made on and as of the date hereof and as if each reference therein to the Credit Agreement referred to the Credit Agreement as amended hereby and (b) no Default or Event of Default exists under the Credit Agreement or shall result after giving effect to this Fourth Amendment.

SECTION 3.	CONDITIONS PRECEDENT.
This Fourth Amendment shall become effective upon satisfaction of the following conditions precedent:
3.1.    The Company and the Bank shall have executed and delivered this Fourth Amendment, and each Guarantor shall have executed and delivered its consent to this Fourth Amendment in the space provided for that purpose below.
3.2.    The Bank shall have received a duly executed replacement Note of the Company in the form attached hereto as Annex A.
3.3.    The Bank shall have received copies of resolutions of the Board of Directors (or similar governing body, including any executive committee of any such Board) of the Company and each Guarantor authorizing the execution, delivery and performance of this Fourth Amendment and the other Loan Documents to which it is a party and the consummation of the transactions contemplated hereby and thereby, together with specimen signatures of the persons authorized to execute such documents on each Person’s behalf, all certified in each instance by its Secretary or Assistant Secretary.
3.4.    The Bank shall have received a current good standing certificate for the Company and each Guarantor from the jurisdiction where it is organized.

3.5.    The Bank shall have received the favorable written opinion of counsel to the Company and the Guarantors.
3.6.    Legal matters incident to the execution and delivery of this Fourth Amendment and the replacement Note shall be satisfactory to the Bank and its counsel.

SECTION 4.	MISCELLANEOUS.
4.1.    Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms. Reference to this specific Fourth Amendment need not be made in the Credit Agreement, the Note, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.
4.2.    The Company agrees to pay on demand all costs and expenses of or incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Fourth Amendment and the replacement Note.
4.3.    This Fourth Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement. Any of the parties hereto may execute this Fourth Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original. Delivery of executed counterparts of this Fourth Amendment by facsimile transmission or by e‑mail transmission of a portable document format file (also known as a “PDF” file) shall be effective as an original. This Fourth Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Illinois.
[SIGNATURE PAGES TO FOLLOW]

This Fourth Amendment to Credit Agreement is dated as of the date first above written.
OIL-DRI CORPORATION OF AMERICA

By	/s/ Daniel Smith
Name: Daniel T. Smith
Title: Vice President, Chief Financial Officer
BMO HARRIS BANK N.A.

By	/s/ Steven M. Marks
Name S.M. Marks
Title Managing Director

[Signature Page to Fourth Amendment to Credit Agreement - Oil‑Dri]

GUARANTORS’ ACKNOWLEDGMENT, CONSENT, AND REAFFIRMATION
Each of the undersigned has heretofore guaranteed the due and punctual payment of all present and future Obligations pursuant to Section 9 of the Credit Agreement and hereby consents to the amendment to the Credit Agreement as set forth above (including, without limitation, the amendments set forth in Section 1.5 and 1.6 above) and confirms that all of the obligations of the undersigned thereunder remain in full force and effect. Each of the undersigned further agrees that the consent of the undersigned to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained. Each of the undersigned acknowledges that the Bank is relying on the assurances provided for herein and entering into this Fourth Amendment and maintaining credit outstanding to the Company under the Credit Agreement as so amended.

OIL-DRI CORPORATON OF GEORGIA	OIL-DRI PRODUCTION COMPANY

By /s/ Daniel Smith	By /s/ Daniel Smith
Name: Daniel T. Smith	Name: Daniel T. Smith
Title: Vice President	Title: Vice President

MOUNDS PRODUCTION COMPANY, LLC	MOUNDS MANAGEMENT, INC.

By Mounds Management, Inc.
Its Managing Member

By /s/ Daniel Smith	By /s/ Daniel Smith
Name: Daniel T. Smith	Name: Daniel T. Smith
Title: Vice President	Title: Vice President

BLUE MOUNTAIN PRODUCTION COMPANY	AMLAN INTERNATIONAL

By /s/ Daniel Smith	By /s/ Daniel Smith
Name: Daniel T. Smith	Name: Daniel T. Smith
Title: Vice President	Title: Vice President

TAFT PRODUCTION COMPANY

By /s/ Daniel Smith
Name: Daniel T. Smith
Title: Vice President

ANNEX A
EXHIBIT A
REVOLVING NOTE
Chicago, Illinois
$25,000,000.00                                     December 4, 2014
On the Termination Date, for value received, the undersigned, Oil‑Dri Corporation of America, a Delaware corporation (the “Company”), hereby promises to pay to the order of BMO Harris Bank N.A. (the “Bank”) at its main office at 111 West Monroe Street, Chicago, Illinois, the principal sum of Twenty Five Million and no/100 Dollars ($25,000,000), or (ii) such lesser amount as may at the time of the maturity hereof, whether by acceleration or otherwise, be the aggregate unpaid principal amount of all Loans owing from the Company to the Bank under the Revolving Credit provided for in the Credit Agreement hereinafter mentioned.
This Note evidences Loans made or to be made to the Company by the Bank under the Revolving Credit provided for under that certain Credit Agreement dated as of January 27, 2006, between the Company and the Bank (said Credit Agreement, as the same may be amended, modified or restated from time to time, being referred to herein as the “Credit Agreement”); and the Company hereby promises to pay interest at the office described above on such Loans evidenced hereby at the rates and at the times and in the manner specified therefor in the Credit Agreement.
This Note is issued by the Company under the terms and provisions of the Credit Agreement, and this Note and the holder hereof are entitled to all of the benefits provided for thereby or referred to therein, to which reference is hereby made for a statement thereof. This Note may be declared to be, or be and become, due prior to its expressed maturity and voluntary prepayments may be made hereon, all in the events, on the terms and with the effects provided in the Credit Agreement. All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in the Credit Agreement.
This Note issued on the date hereof is issued in replacement of and substitution for, but not in novation of, the Revolving Note issued on January 27, 2006, in favor of the Bank (the “Replaced Note”), and the Loans evidenced by the Replaced Note are continuing and are evidenced by this Note.
[SIGNATURE PAGE TO FOLLOW]

The Company hereby promises to pay all costs and expenses (including reasonable attorneys’ fees) suffered or incurred by the holder hereof in collecting this Note or enforcing any rights in any collateral therefor. The Company hereby waives presentment for payment and demand. This Note shall be construed in accordance with, and governed by, the internal laws of the State of Illinois without regard to principles of conflicts of laws.
Oil‑Dri Corporation of America

By	/s/ Daniel Smith
Name: Daniel T. Smith
Title: Vice President, Chief Financial Officer

[Signature Page to Revolving Note - Oil‑Dri]

SCHEDULE 5.2
SUBSIDIARIES

NAME	JURISDICTION OF ORGANIZATION	PERCENTAGE OWNERSHIP	TYPE
Oil‑Dri Corporation of Georgia	Georgia	100%	Significant
Oil‑Dri Production Company	Mississippi	100%	Insignificant
Mounds Management, Inc. (formerly known as Oil‑Dri Transportation Co.)	Delaware	100%	Insignificant
Oil‑Dri (U.K.) Limited	United Kingdom	100%	Insignificant
Amlan International	Nevada	100%	Insignificant
ODC Acquisition Corp.	Illinois	100%	Insignificant; Inactive
Oil‑Dri SARL	Switzerland	100%	Insignificant
Oil‑Dri Canada ULC	Vancouver, British Columbia	100% (by Oil‑Dri SARL)	Insignificant
Blue Mountain Production Company	Mississippi	100% (by Oil‑Dri Canada ULC)	Insignificant
Mounds Production Company, LLC	Illinois	75% (by Mounds Management, Inc.) and 25% (by Blue Mountain Production Company)	Significant
Taft Production Company	Delaware	100%	Insignificant
Amlan Trading (Shenzhen) Company, Ltd.	People’s Republic of China	100%	Insignificant